Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE NEW YORK 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	FIRM/AFFILIATE OFFICES BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON
February 28, 2020	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

Apartment Investment and Management Company

4582 South Ulster Street, Suite 1700

Denver, Colorado 80237

Re:	Apartment Investment and Management Company

AIMCO Properties, L.P.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Apartment Investment and Management Company, a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and AIMCO Properties, L.P., a Delaware limited partnership (the “Aimco Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under indentures (each, an “Indenture”) proposed to be entered into by the Company and one or more trustees to be named therein, the forms for each respective series of which are filed as exhibits to the Registration Statement, and (ii) warrants to purchase shares of common stock of the Company, shares of preferred stock of the Company or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, the form of which is filed as an exhibit to

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February 28, 2020

the Registration Statement. The Registration Statement also relates to the issuance and sale from time to time by the Company of guarantees (“Guarantees”) of debt securities of the Aimco Operating Partnership (the “Aimco Operating Partnership Debt Securities”). The Debt Securities, Warrants and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the forms of Indentures for each series of Debt Securities filed as exhibits to the Registration Statement; and

(c) the form of Warrant Agreement filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Indentures and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements and any applicable underwriting or purchase agreement.

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February 28, 2020

The opinions stated in paragraphs 1 through 3 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Articles of Restatement of the Company (the “Charter”), so as not to violate any applicable law, the Charter or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”), (c) a Form T-1 relating to such Indenture has been filed, (d) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (e) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2. With respect to any Guarantee of any series of offered Aimco Operating Partnership Debt Securities (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been duly qualified under the TIA, (c) a Form T-1 relating to such Indenture has been filed, (d) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (e) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Aimco Operating Partnership Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Documents and

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(f) such Aimco Operating Partnership Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document pursuant to such securities being issued upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the common stock of the Company, preferred stock of the Company and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Documents, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations or to the extent any such provision purports to, or has the effect of, waiving or altering the statute of limitations;

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(e) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(g) we have assumed that the choice of New York law to govern any Transaction Document is a valid and legal provision;

(h) we have assumed that any Indenture and any Guarantee will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants and Guarantees that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee and warrant agent, as the case may be;

(i) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document to the extent that such provision provides that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the Indentures or the effect thereof on the opinions herein stated;

(j) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document to the extent that such provision limits the obligation of the Company under the Indentures, or any right of contribution of any party with respect to the Offered Guarantees; and

(k) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document with respect to the choice of law or the choice of forum of the parties to such Transaction Document and we have assumed that such choices are valid and effective under all applicable laws.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Company is a party;

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(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company is a party;

(c) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the Charter or bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP